EXHIBIT 99.1

Forest City Reports Second-Quarter and Year-to-Date Financial Results

    CLEVELAND--(BUSINESS WIRE)--Sept. 9, 2004--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced increases in net earnings, revenues and EBDT for the second quarter and six months ended July 31, 2004.
    Net earnings for the 2004 second quarter were $34.8 million, or $0.68 per share, compared with $6.6 million, or $0.13 per share, in 2003. A primary reason for the increase was Forest City's disposition of two regional shopping malls and a specialty retail center (all accounted for under the equity method) during the second quarter of fiscal 2004 - which resulted in a total after-tax gain of approximately $19.3 million. In addition, last year's second-quarter net earnings were impacted by a one-time expense of $6.9 million (after-tax) related to the Company's public offering of senior notes, which did not recur this year.
    Net earnings for the six months ended July 31, 2004 were $42 million, or $0.83 per share, compared with $21.4 million, or $0.42 per share, in 2003. The year-to-year comparison of net earnings for the six months was impacted by the transactions described above, as well as Forest City's first-quarter 2004 disposition of a residential community that resulted in an $11.8 million after-tax gain. Furthermore, during the fiscal 2004 first quarter, the Company adopted Financial Accounting Standards Board Interpretation No. 46 (as revised) ("FIN 46 (R)"), "Consolidation of Variable Interest Entities." FIN 46 (R) resulted in the cumulative effect of a change in accounting principle charge to earnings, net of tax, of $11.3 million.
    Second-quarter consolidated revenues increased 33 percent to $305.9 million compared with $230.1 million in the prior year's second quarter. Consolidated revenues for the six months ended July 31, 2004 increased 29.4 percent to $588.8 million compared with $455 million for the six months ended July 31, 2003.
    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the second quarter was $71 million, or $1.40 per share, a
41.4 percent increase on a per share basis over last year's second-quarter EBDT of $50.3 million, or $0.99 per share. EBDT for the six months ended July 31, 2004 was $126.1 million, or $2.48 per share, a 22.8 percent increase on a per share basis compared with last year's $101.7 million, or $2.02 per share.
    The increases in revenues and EBDT for the second quarter and first half of 2004 were primarily due to the 13 project openings and acquisitions completed in fiscal 2003, and the six project openings thus far in fiscal 2004.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principles (GAAP) measures provided as a supplement to net earnings and net earnings per share prepared in accordance with GAAP. The Company believes that EBDT provides additional information about its core business operations and is necessary to understand its ongoing financial position. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release. A more complete discussion of EBDT is included in this news release.
    Please refer to the Company's website at www.forestcity.net for a Supplemental Package furnished to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the three and six months ended July 31, 2004, with reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

    Discussion of Results

    A key driver of Forest City's EBDT is Net Operating Income (NOI), a non-GAAP financial measure. Total Real Estate Groups NOI for the second quarter grew largely due to the openings and acquisitions completed last year and thus far this year.
    Comparable property NOI - NOI from properties operated during the second quarters of both 2004 and 2003 - was up 2.9 percent in 2004 compared with the prior year. This is the third consecutive quarter of comparable NOI growth, compared with decreases in the two previous fiscal years (2003 and 2002).
    The retail portfolio's comparable NOI for the second quarter was up 2.7 percent, as retail continues to be a strong-performing property type for the Company, while comparable NOI for the office portfolio was up 3.6 percent. The residential portfolio was down 4.7 percent because of ongoing pressure on apartment rentals caused by limited job growth and favorable interest rates for homebuyers.
    Comparable property NOI (mentioned above), a non-GAAP financial measure, is based on the pro-rata consolidation method - see Exhibit to this news release, which also presents comparable property NOI on the full consolidation method.
    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "We are pleased with our second-quarter and first-half results. Our increase in EBDT was primarily driven by our project openings and acquisitions completed in fiscal 2003 and thus far in fiscal 2004. We completed six project openings during the first half of fiscal 2004 totaling $290.7 million of cost at our share ($330.6 million on a full consolidation basis). We have a very robust development pipeline, which includes 18 projects under construction, totaling $1.2 billion of cost at our share ($923 million of cost on a full consolidation basis). At the close of the fiscal first half of 2004, the core markets accounted for 97 percent of our total project openings and 75 percent of our total projects under construction -- based on total property cost."
    Ratner said, "Another aspect of our Core Market Strategy includes continually evaluating our current portfolio to determine the optimal timing of property disposal to better employ capital in a tax-efficient manner. Such dispositions enable us to recycle investment capital into additional high-impact projects. Thus far, in 2004, we have disposed of four properties. During the second quarter, we disposed of Manhattan Town Center Mall in Manhattan, Kansas, and Chapel Hill Mall and an adjacent shopping center in Akron, Ohio, resulting in a total after-tax gain of approximately $19.3 million (accounted for under the equity method). During the first quarter, we disposed of Woodlake, a residential community in Silver Spring, Maryland, for an $11.8 million after-tax gain. In fiscal 2004, we have disposed of, or have proposed the disposal of, projects with total sales proceeds of approximately $280 million, including properties accounted for on the equity method."

    Portfolio and Development Pipeline Highlights

    A schedule of the Company's project openings and pipeline of projects under construction is included in this news release.
Highlighted below are several of the Company's project openings and projects under construction or development.

    Second-Quarter Project Openings

    Of the nine projects expected to open in fiscal 2004, six were opened in the first half - four of which opened in the second quarter. The largest of these project openings were the retail and office components of Atlantic Terminal in New York City. The four-story, 373,000-square-foot retail center opened 87 percent leased and is Brooklyn's first new indoor mall in more than three decades. The retail component is anchored by a Super Target store that occupies three floors. Target's grand opening produced record opening-day sales and the store continues to experience very heavy traffic. The retail center is located below the new 10-story, 399,000-square-foot office building, in which 1,500 Bank of New York employees are among the first office tenants.

    Three Openings Scheduled for Second Half of Fiscal 2004

    The 1.0-million-square-foot, open-air Victoria Gardens will include a mixture of nationally and locally known stores, restaurants and cafes, as well as offices, housing, and civic and cultural venues. The total project cost is expected to be $148.3 million at the Company's share, and $185.4 million on a full consolidation basis. JCPenney, Macy's, Robinsons-May and AMC Theaters will be the anchor tenants at Victoria Gardens, which will also feature more than 100 specialty retailers. The development will serve as a new downtown for Rancho Cucamonga in Southern California. The development was 80 percent pre-leased at July 31, 2004, and the Company expects to open the project more than 90 percent committed.
    Quartermaster Plaza in South Philadelphia will feature anchor stores Home Depot and BJ's Wholesale Club, with additional stores such as Staples, AJ Wright, PETsMart and Walgreens, among other national retailers and local merchants. The project is currently 87 percent pre-leased and is expected to cost $69.7 million. The site is part of the former Quartermaster Depot military facility that distributed Army supplies from World War I through the Gulf War.
    Also in Philadelphia, construction is continuing on a life sciences research facility at the University of Pennsylvania. The Company's Boston-based University Bioscience & Technology Group is acting as developer for the $56.6 million, 123,000-square-foot facility. Forest City has an option to purchase this project prior to or upon completion.

    Projects Under Construction

    In addition to the above-mentioned projects, 15 projects totaling $929.7 million of cost at the Company's share ($611.5 million on a full consolidation basis) are under construction -- four retail projects, two office buildings and nine residential communities. The most recent construction starts are described below.
    Forest City broke ground on the 1.5-million-square-foot, 52-story New York Times Headquarters office building in the first quarter. During the fiscal second quarter, the Company announced closing on $320 million in construction financing for this new building in New York City's Times Square. The financing, the single-largest project loan in Forest City's history, is being provided by GMAC Commercial Mortgage. Construction is expected to be completed in 2007.
    In Southern California, Forest City recently broke ground on Simi Valley Town Center, a 600,000-square-foot regional lifestyle center that will include anchor tenants Macy's and Robinsons-May, and as many as 120 specialty shops and restaurants. Scheduled to open in fiscal 2005, the town center is already 56 percent pre-leased.
    In Chicago, Forest City has begun construction on 502 high-rise apartments at its mixed-use Central Station land development project. The apartment community is scheduled to open in 2006.
    Forest City also continues to expand its supported-living portfolio, which is concentrated in the New York City metropolitan area. The Company currently has 13 such properties in its portfolio, and Sterling Glen of Lynbrook and Sterling Glen of Roslyn are under construction. When completed in fiscal 2005 and 2006, respectively, they will add more than 250 units to the Company's supported-living portfolio.
    During the 2004 second quarter, Forest City reached significant milestones in its redevelopment of military family housing for the U.S. Navy in Hawaii. In May, the Company announced the signing of a 50-year Partnership Agreement between its affiliate (Hawaii Military Communities, LLC) and the Navy for the Ohana Military Communities development. Phase One of the partnership with the Navy involves the construction of 910 new homes and the renovation of 1,040 existing military family homes over the next four years, and the ongoing operation and maintenance of the properties and residential communities for the next 50 years. In June, Hawaii Military Communities assumed responsibility for day-to-day ownership, development and management of five U.S. Navy communities; and in July, broke ground on initial redevelopment.

    Denver -- Stapleton Update

    Three years since groundbreaking, Forest City's Stapleton mixed-use redevelopment in Denver continues to grow and attract additional residents and retail tenants. The demand for single-family lots remains strong. During the second quarter, there were 143 new single-family homes sold and another 131 homes became occupied. By the end of the second quarter, there were a total of 1,421 homes sold, 1,051 occupied, and 335 under construction. There are more than 2,500 people living at Stapleton today.
    Retail openings at Stapleton's East 29th Avenue Town Center during the second quarter included Walgreens and Cold Stone Creamery. In addition, new tenants have moved into Crescent Flats residential units above the retail shops at the town center, and the first phase of town homes and live/work lofts at Botanica on the Green began leasing during the second quarter. Crescent Flats is currently 98 percent leased.

    Projects Under Development

    Forest City has more than 20 projects under development - including several of the largest and most prestigious projects in Company history. These projects, currently in the initial stages of development, are expected to promote the Company's future growth and open between 2005 and 2008.
    Among the projects under development is Waterfront in Washington, D.C. In May, Forest City received a letter of intent from Fannie Mae to lease up to 1.5 million square feet of office space at this project. The site of the former Waterside Mall is being redeveloped by Forest City and its partners to include 2.1 million square feet of office space, approximately 400 residential units, and 75,000 square feet of stores and restaurants.
    In August, Forest City reached a significant milestone in its planned mixed-use development of Brooklyn Atlantic Yards in Brooklyn, when its New York City affiliate, Forest City Ratner Companies, closed on the purchase of a minority interest in the Nets NBA basketball team. The project is expected to include a new 850,000-square-foot sports and entertainment arena for the Nets that will serve as a catalyst for the development of surrounding real estate.
    Other large commercial projects under development include three open-air, lifestyle retail centers: Northfield at Stapleton in Denver; Ridge Hill Village Center in Yonkers, New York; and Bolingbrook in Chicago; as well as the 42-acre, mixed-use Southeast Federal Center project in Washington, D.C.

    Financing Summary

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on locking in fixed-rate nonrecourse mortgages. During the first six months of 2004, Forest City closed on transactions totaling $355.6 million in nonrecourse mortgage financings, including $189.3 million for new development projects, $93.9 million in refinancings, and $72.5 million in loan extensions.
    At July 31, 2004, the Company's weighted average cost of mortgage debt decreased to 5.57 percent from 5.95 percent at July 31, 2003, primarily due to the general decrease in the fixed-rate portfolio. Fixed-rate mortgage debt, which represented 64 percent of the Company's total nonrecourse mortgage debt, decreased from 6.98 percent at July 31, 2003 to 6.82 percent at July 31, 2004. Variable-rate mortgage debt decreased from 3.51 percent at July 31, 2003 to 3.48 percent at July 31, 2004.

    Outlook

    Ratner said, "Our current growth is a direct result of our ability to manage the portfolio strategically, enabling us to maximize the value of our current projects and providing us with the resources to pursue additional large complex projects. We plan to open projects totaling $565.3 million of cost at our share ($642.3 million on the full consolidation basis) in 2004, and we expect them to have a significant and lasting positive effect on our business. Going forward, we have a wide variety of high-impact projects in our development pipeline that are due to be completed between fiscal 2005 and 2008.
    "We are confident that our strong first-half performance, combined with the strategic dispositions we have completed, provides us with the momentum to have a very successful year in fiscal 2004," Ratner said. "At this time, we expect our EBDT per share to be in the range of $4.55 to $4.60. We are on track for 2004 to be our 25th consecutive year of EBDT growth."

    Corporate Description

    Forest City Enterprises, Inc. is a $7.2 billion NYSE-listed real estate company headquartered in Cleveland, Ohio. The Company is principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company's portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 20 states and the District of Columbia.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure the Company's long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP in the Company's Supplemental Package furnished to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with Generally Accepted Accounting Principles ("GAAP") under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method more accurately reflects the manner in which the Company operates its business. This is because, in line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100% if deemed to be under its control or if the Company is deemed to be the primary beneficiary for its investments in the variable interest entities ("VIE"), even if its ownership is not 100%. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method throughout its Supplemental Package furnished to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2004 and 2003
            (dollars in thousands, except per share data)

                                 Three Months Ended      Increase
                                      July 31,           (Decrease)
                               ---------------------- ---------------
                                  2004       2003      Amount  Percent
                               ---------------------- ----------------

Operating Results:
Earnings from continuing
 operations                       $34,961     $6,970  $27,991
Discontinued operations, net of
 tax and minority interest(1)        (138)      (367)     229
Cumulative effect of change in
 accounting principle, net of
 tax                                    -          -        -
                               ---------------------- --------
Net earnings                      $34,823     $6,603  $28,220
                               ====================== ========

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT)(2)                  $70,995    $50,250  $20,745   41.3%
                               ====================== ========

Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization and
 Deferred Taxes (EBDT)(2):

  Net Earnings                    $34,823     $6,603  $28,220

  Depreciation and amortization
   - Real Estate Groups(5)         47,750     32,704   15,046
  Depreciation and amortization
   - equity method investments(3)       -        121     (121)

  Deferred income tax expense -
   Real Estate Groups(6)           22,331      8,978   13,353

  Deferred income tax (expense)
   benefit - Non-Real Estate
   Groups:(6)
        Gain on disposition of
         other investments              -       (179)     179
        Loss on disposition of
         division                      89          -       89

  Current income tax expense on
   non-operating earnings:(6)
        Gain on disposition of
         other investments              -          -        -
        Gain on disposition
         included in
         discontinued
         operations                  (359)         -     (359)
        Gain on disposition
         recorded on equity
         method                      (209)         -     (209)

  Straight-line rent adjustment(4) (1,386)      (827)    (559)

 Provision for decline in real
  estate, net of minority
  interest                              -      2,397   (2,397)

 Gain on disposition recorded
  on equity method                (31,996)         -  (31,996)

 Gain on disposition of other
  investments                           -        453     (453)

  Discontinued operations:(1)
        Gain on disposition of
         operating properties
         and division                (714)         -     (714)
        Minority interest             666          -      666

  Cumulative effect of change
   in accounting principle, net
   of tax                               -          -        -
                               ---------------------- --------

  Earnings Before Depreciation,
   Amortization and  Deferred
   Taxes (EBDT)(2)                $70,995    $50,250  $20,745   41.3%
                               ====================== ========

Diluted Earnings per Common
 Share:

Earnings from continuing
 operations                         $0.69      $0.14    $0.55
Discontinued operations, net of
 tax and minority interest (1)      (0.01)     (0.01)       -
Cumulative effect of change in
 accounting principle, net of
 tax                                    -          -        -
                               ---------------------- --------
Net earnings                        $0.68      $0.13    $0.55
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                    $1.40      $0.99    $0.41   41.4%
                               ====================== ========

Operating earnings, net of tax
 (a non-GAAP financial measure)     $0.48      $0.26    $0.22

Provision for decline in real
 estate, net of tax                     -      (0.03)    0.03

Gain on disposition of
 operating properties, division
 and other investments, net of
 tax                                 0.39      (0.01)    0.40

Minority interest                   (0.19)     (0.09)   (0.10)

Cumulative effect of change in
 accounting principle, net of
 tax                                    -          -        -

                               ---------------------- --------
Net earnings                        $0.68      $0.13    $0.55
                               ====================== ========

Diluted weighted average shares
 outstanding                   50,867,567 50,565,353  302,214
                               ====================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2004 and 2003
            (dollars in thousands, except per share data)

                                  Six Months Ended       Increase
                                      July 31,           (Decrease)
                               ---------------------- ---------------
                                  2004       2003      Amount  Percent
                               ---------------------- ----------------

Operating Results:
Earnings from continuing
 operations                       $41,851    $21,832  $20,019
Discontinued operations, net of
 tax and minority interest(1)      11,436       (437)  11,873
Cumulative effect of change in
 accounting principle, net of
 tax                              (11,261)         -  (11,261)
                               ---------------------- --------
Net earnings                      $42,026    $21,395  $20,631
                               ====================== ========

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT)(2)                 $126,116   $101,685  $24,431    24.0%
                               ====================== ========

Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization and
 Deferred Taxes (EBDT)(2):

  Net Earnings                    $42,026    $21,395  $20,631

  Depreciation and amortization
   - Real Estate Groups(5)         92,667     63,992   28,675
  Depreciation and amortization
   - equity method investments(3)     237        247      (10)

  Deferred income tax expense -
   Real Estate Groups(6)           31,409     14,283   17,126

  Deferred income tax (expense)
   benefit - Non-Real Estate
   Groups:(6)
        Gain on disposition of
         other investments              -       (179)     179
        Loss on disposition of
         division                      89          -       89

  Current income tax expense on
   non-operating earnings:(6)
        Gain on disposition of
         other investments              -          9       (9)
        Gain on disposition
         included in
         discontinued
         operations                  (359)     1,729   (2,088)
        Gain on disposition
         recorded on equity
         method                      (209)         -     (209)

  Straight-line rent adjustment(4)    538     (2,531)   3,069

 Provision for decline in real
  estate, net of minority
  interest                              -      2,397   (2,397)

 Gain on disposition recorded
  on equity method                (31,996)         -  (31,996)

 Gain on disposition of other
  investments                           -        431     (431)

  Discontinued operations:(1)
        Gain on disposition of
         operating properties
         and division             (20,213)      (411) (19,802)
        Minority interest             666        323      343

  Cumulative effect of change
   in accounting principle, net
   of tax                          11,261          -   11,261
                               ---------------------- --------

  Earnings Before Depreciation,
   Amortization and  Deferred
   Taxes (EBDT)(2)               $126,116   $101,685  $24,431    24.0%
                               ====================== ========

Diluted Earnings per Common
 Share:

Earnings from continuing
 operations                         $0.82      $0.43    $0.39
Discontinued operations, net of
 tax and minority interest(1)        0.23      (0.01)    0.24
Cumulative effect of change in
 accounting principle, net of
 tax                             (0.22)         -    (0.22)
                               ---------------------- --------
Net earnings                        $0.83      $0.42    $0.41
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                    $2.48      $2.02    $0.46    22.8%
                               ====================== ========

Operating earnings, net of tax
 (a non-GAAP financial measure)     $0.76      $0.60    $0.16

Provision for decline in real
 estate, net of tax                     -      (0.03)    0.03

Gain on disposition of
 operating properties, division
 and other investments, net of
 tax                                 0.63          -     0.63

Minority interest                   (0.34)     (0.15)   (0.19)

Cumulative effect of change in
 accounting principle, net of
 tax                                (0.22)         -    (0.22)

                               ---------------------- --------
Net earnings                        $0.83      $0.42    $0.41
                               ====================== ========

Diluted weighted average shares
 outstanding                   50,868,931 50,407,754  461,177
                               ====================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2004 and 2003
                        (dollars in thousands)


                                   Three Months Ended
                                        July 31,         Increase
                                                         (Decrease)
                                   ------------------ ---------------
                                     2004     2003     Amount Percent
                                   ------------------ --------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues
  Commercial Group                 $196,984 $154,808  $42,176
  Residential Group                  54,924   41,232   13,692
  Land Development Group             23,159   12,452   10,707
  Lumber Trading Group               30,856   21,442    9,414
  Corporate Activities                   20      172     (152)
                                   ------------------ --------
       Total Revenues               305,943  230,106   75,837   33.0%

Operating expenses                 (176,244)(134,689) (41,555)
Interest expense                    (61,716) (46,176) (15,540)
Loss on early extinguishment of
 debt                                     -  (10,718)  10,718
Depreciation and amortization(5)    (44,682) (30,246) (14,436)
Equity in earnings of
 unconsolidated real estate
 entities                            43,650   11,827   31,823
Gain on disposition recorded on
 equity method                      (31,996)       -  (31,996)
Revenues from discontinued
 operations(1)                        4,556   10,159   (5,603)
Expenses from discontinued
 operations(1)                       (4,854) (10,015)   5,161
                                   -----------------------------------

Operating earnings (a non-GAAP
 financial measure)                  34,657   20,248   14,409
                                   ------------------ --------

Income tax expense(6)               (22,936)  (6,149) (16,787)
Income tax benefit (expense) from
 discontinued operations(1)(6)           91      244     (153)
Income tax benefit (expense) on
 non-operating earnings items (see
 below)                              12,673   (1,127)  13,800
                                   ------------------ --------

Operating earnings, net of tax (a
 non-GAAP financial measure)         24,485   13,216   11,269
                                   ------------------ --------

Provision for decline in real
 estate                                   -   (2,728)   2,728

Gain  on disposition recorded on
 equity method                       31,996        -   31,996

Loss on disposition of other
 investments                              -     (453)     453

Gain on disposition of operating
 properties and divisions included
 in discontinued operations(1)          714        -      714

Income tax benefit (expense) on
 non-operating earnings:(6)
     Provision for decline in real
      estate, net of minority
      interest                            -      948     (948)
     Gain on disposition of other
      investments                         -      179     (179)
     Gain on disposition recorded
      on equity method              (12,655)       -  (12,655)
     Gain on disposition of
      operating properties and
      divisions included in
      discontinued operations           (18)       -      (18)
                                   ------------------ --------
Income tax (expense) benefit on
 non-operating earnings (see above) (12,673)   1,127  (13,800)
                                   ------------------ --------

Minority interest in continuing
 operations                          (9,054)  (4,908)  (4,146)

Minority interest in discontinued
 operations:(1)
     Operating earnings                  21       18        3
     Provision for decline in real
      estate                              -      331     (331)
     Gain on disposition               (666)       -     (666)
                                   ------------------ --------
                                       (645)     349     (994)
                                   ------------------ --------
Minority interest                    (9,699)  (4,559)  (5,140)
                                   ------------------ --------

Cumulative effect of change in
 accounting principle, net of tax         -        -        -
                                   ------------------ --------

Net earnings                        $34,823   $6,603  $28,220
                                   ===========================


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2004 and 2003
                        (dollars in thousands)


                                     Six Months Ended
                                         July 31,         Increase
                                                          (Decrease)
                                    ------------------ ---------------
                                        2004     2003   Amount Percent
                                    ------------------ ---------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues
  Commercial Group                  $361,179 $313,680  $47,499
  Residential Group                  106,204   79,451   26,753
  Land Development Group              54,798   24,831   29,967
  Lumber Trading Group                66,498   36,760   29,738
  Corporate Activities                    94      300     (206)
                                    ------------------ --------
       Total Revenues                588,773  455,022  133,751   29.4%

Operating expenses                  (345,542)(270,189) (75,353)
Interest expense                    (120,963) (89,310) (31,653)
Loss on early extinguishment of debt       -  (10,718)  10,718
Depreciation and amortization(5) (85,425) (59,346) (26,079) Equity in earnings of unconsolidated
 real estate entities                 49,894   21,670   28,224
Gain on disposition recorded on
 equity method                       (31,996)       -  (31,996)
Revenues from discontinued
 operations(1)                        10,741   20,590   (9,849)
Expenses from discontinued
 operations(1)                       (11,390) (20,790)   9,400
                                    ---------------------------

Operating earnings (a non-GAAP
 financial measure)                   54,092   46,929    7,163
                                    ------------------ --------

Income tax expense(6)                (28,507) (15,757) (12,750)
Income tax benefit (expense) from
 discontinued operations(1)(6)        (7,480)     288   (7,768)
Income tax benefit (expense) on non-
 operating earnings items (see
 below)                               20,385   (1,083)  21,468
                                    ------------------ --------

Operating earnings, net of tax (a
 non-GAAP financial measure)          38,490   30,377    8,113
                                    ------------------ --------

Provision for decline in real estate       -   (2,728)   2,728

Gain  on disposition recorded on
 equity method                        31,996        -   31,996

Loss on disposition of other
 investments                               -     (431)     431

Gain on disposition of operating
 properties and divisions included
 in discontinued operations(1)        20,213      411   19,802

Income tax benefit (expense) on non-
 operating earnings:(6)
     Provision for decline in real
      estate, net of minority
      interest                             -      948     (948)
     Gain on disposition of other
      investments                          -      170     (170)
     Gain on disposition recorded on
      equity method                  (12,655)       -  (12,655)
     Gain on disposition of
      operating properties and
      divisions included in
      discontinued operations         (7,730)     (35)  (7,695)
                                    ------------------ --------
Income tax (expense) benefit on non-
 operating earnings (see above)      (20,385)   1,083  (21,468)
                                    ------------------ --------

Minority interest in continuing
 operations                          (16,379)  (7,485)  (8,894)

Minority interest in discontinued
 operations:(1)
     Operating earnings                   18      160     (142)
     Provision for decline in real
      estate                               -      331     (331)
     Gain on disposition                (666)    (323)    (343)
                                    ------------------ --------
                                        (648)     168     (816)
                                    ------------------ --------
Minority interest                    (17,027)  (7,317)  (9,710)
                                    ------------------ --------

Cumulative effect of change in
 accounting principle, net of tax    (11,261)       -  (11,261)
                                    ------------------ --------

Net earnings                         $42,026  $21,395  $20,631
                                    ================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                Six Months Ended July 31, 2004 and 2003
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, division and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) Amount represents depreciation expense for certain properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the news release.

4) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.



                                       Three Months     Six Months
                                      Ended July 31,   Ended July 31,
                                     ---------------- ----------------
                                       2004    2003     2004    2003
                                     ---------------- ----------------

   Full Consolidation                $44,682 $30,246  $85,425 $59,346
   Non-Real Estate Groups               (943)   (968)  (1,924) (1,866)
                                     ---------------- ----------------
   Real Estate Groups Full
    Consolidation                     43,739  29,278   83,501  57,480
   Real Estate Groups related to
    minority interest                 (3,378) (4,704)  (5,506) (9,041)
   Real Estate Groups Equity Method    7,318   7,505   14,351  14,236
   Real Estate Groups Discontinued
    Operations                            71     625      321   1,317
                                     ---------------- ----------------
   Real Estate Groups Pro-Rata
    Consolidation                    $47,750 $32,704  $92,667 $63,992
                                     ================ ================



                                      Three Months      Six Months
                                      Ended July 31,   Ended July 31,
                                     ---------------- ----------------
                                       2004    2003     2004    2003
                                     ---------------- ----------------
                                      (in thousands)   (in thousands)
6) The following table provides
 detail of Income Tax Expense
 (Benefit):

   (A) Operating earnings
              Current                  $(680) $1,127   $1,338  $4,107
              Deferred                10,961   6,149   14,514  12,768
                                     ---------------- ----------------
                                      10,281   7,276   15,852  16,875
                                     ---------------- ----------------

   (B) Deferred tax on provision for
    decline in real estate                 -    (948)       -    (948)
                                     ---------------- ----------------

   (C) Gain (loss) on disposition of
    other investments
              Current                      -       -        -       9
              Deferred - Non-Real
               Estate Groups               -    (179)       -    (179)
                                     ---------------- ----------------
                                           -    (179)       -    (170)
                                     ---------------- ----------------
   (D) Gain on disposition recorded
    on equity method
             Current                    (209)      -     (209)      -
             Deferred                 12,864       -   12,864       -
                                     ---------------- ----------------
                                      12,655       -   12,655       -
                                     ---------------- ----------------

          Subtotal(A)(B)(C)(D)
             Current                    (889)  1,127    1,129   4,116
             Deferred                 23,825   5,022   27,378  11,641
                                     ---------------- ----------------
             Income tax expense       22,936   6,149   28,507  15,757
                                     ---------------- ----------------

   (E) Discontinued operations
             Operating earnings
             Current                     268      13      (41)   (251)
             Deferred                   (377)   (257)    (209)    (72)
                                     ---------------- ----------------
                                        (109)   (244)    (250)   (323)

            Gain on disposition of
             operating properties
             and division
            Current                     (359)      -     (359)  1,729
            Deferred - Real Estate
             Groups                      288       -    8,000  (1,694)
            Deferred - Non-Real
             Estate Groups                89       -       89       -
                                     ---------------- ----------------
                                          18       -    7,730      35
                                     ---------------- ----------------
                                         (91)   (244)   7,480    (288)
                                     ---------------- ----------------

         Grand Total(A)(B)(C)(D)(E)
             Current                    (980)  1,140      729   5,594
             Deferred                 23,825   4,765   35,258   9,875
                                     ---------------- ----------------
                                     $22,845  $5,905  $35,987 $15,469
                                     ================ ================
         Recap of Grand Total:
           Real Estate Groups
             Current                   6,096   5,603   10,393  12,791
             Deferred                 22,331   8,978   31,409  14,283
                                     ---------------- ----------------
                                      28,427  14,581   41,802  27,074
           Non-Real Estate Groups
             Current                  (7,076) (4,463)  (9,664) (7,197)
             Deferred                  1,494  (4,213)   3,849  (4,408)
                                     ---------------- ----------------
                                      (5,582) (8,676)  (5,815)(11,605)
                                     ---------------- ----------------
          Grand Total                $22,845  $5,905  $35,987 $15,469
                                     ================ ================


Development Pipeline                     Forest City Enterprises, Inc.

July 31, 2004
2004 Openings / Acquisitions (6)

                                                        Cost
                                           Cost         at
                                            at          Pro-
                                           Full         Rata
                                           Con-   Total Share  Square
                                   Pro-    solid- Cost  (Non-  Feet/
                  Date     Legal   Rata    ation  at    GAAP)  Number
Property/ Dev.(D) Opened/  Owner-   %(s)  (GAAP)  100%   (b)   of
Location  Acq.(A) Acquired ship%(s) (1)    (a)    (2)  (1)x(2) Units
--------- ------- -------- ------- ------ ------  ---- ------- ------
                                             (in millions)
                                          --------------------
Retail
 Centers:
Brooklyn
 Commons
 Brooklyn,NY D    Q2-04    70.0%  100.0% $ 21.5 $ 21.5 $ 21.5 151,000
Atlantic
 Terminal
 Brooklyn,NY D    Q2-04    70.0%  100.0%   88.8   88.8   88.8 373,000
                                         ----------------------------
                                         $110.3 $110.3 $110.3 524,000
                                         -------------------=========

Office:
                                         ----------------------------
Atlantic
 Terminal
 Brooklyn,NY D    Q2-04    70.0%  100.0% $106.8 $106.8 $106.8 399,000
                                         -------------------=========

Residential:
East 29th
 Avenue
 Town Center/
 Botanica
 Denver, CO  D    Q1-04    90.0%   90.0% $ 46.0 $ 46.0 $ 41.4   157(h)
Sterling
 Glen of
 Rye Brook
 (i)(o),
 Rye Brook,
 NY          D    Q1-04    40.0%   40.0%   58.8   58.8   23.5     165
Emerald
 Palms
 Expansion
 Miami, FL   D    Q2-04   100.0%  100.0%    8.7    8.7    8.7      86
                                         ----------------------------
                                         $113.5 $113.5 $ 73.6     408
                                         -------------------=========
Total 2004 Openings/
 Acquisitions(b)(d)                      $330.6 $330.6 $290.7
                                         ====================



----------------------------------------------------------------------
Residential Units Phased-In                                  Open in
 (c)(e):                                                     '04/Total
                                                             ---------
Settler's
 Landing at
 Greentree
 Streetsboro,
 OH          D    2001-04  50.0%   50.0%   $0.0  $25.9  $13.0  32/408
Woodgate/
 Evergreen
 Farms
 Olmsted
 Twshp, OH   D    2004-07  33.0%   33.0%    0.0   22.5    7.5  36/348
Eaton Ridge
 Sagamore
 Hills, OH   D    2002-04  50.0%   50.0%    0.0   14.1    7.0  36/260
                                         -----------------------------
Total(b)(r)                               $0.0  $62.5  $27.5 104/1,016
                                         =============================

----------------------------------------------------------------------
See attached July 31, 2004 footnotes.






Development Pipeline                     Forest City Enterprises, Inc.

July 31, 2004
2004 Under Construction or to be Acquired (18)

                                                  Cost
                                     Cost         at
                                      at          Pro-
                                     Full         Rata
               Anti-                 Con-   Total Share  Square Pre-
          Dev. cipat-        Pro-    solid- Cost  (Non-  Feet/  Leas-
           (D)  ed   Legal   Rata    ation  at    GAAP)  Number ed
Property/ Acq. Open- Owner-   %(s)  (GAAP)  100%   (b)   of     (Wtd.
Location   (A)  ing  ship%(s) (1)    (a)    (2)  (1)x(2) Units  Avg.)
--------- ---- ----- ------- ------ ------  ---- ------- ------ -----
                                       (in millions)
                                    --------------------
Retail
 Centers:
Quartermaster
 Plaza
 Philadelphia,
 PA        D   Q3-04  70.0% 100.0% $ 69.7 $ 69.7 $ 69.7  459,000   87%
Victoria
 Gardens
 Rancho
 Cucamonga,
 CA        D   Q3-04  80.0%  80.0%  185.4 185.4 148.3 1,041,000(k) 80%
Saddle Rock
 Aurora,
 CO        D   Q1-05  80.0%  80.0%   31.8   31.8   25.4   185,000  32%
Simi Valley
 Simi
 Valley,
 CA        D   Q3-05  85.0%  85.0%  127.1  127.1  108.0   600,000  56%
Short Pump
 Expansion
 Richmond,
 VA        D   Q3-05  50.0% 100.0%   28.0   28.0   28.0    88,000  29%
San Francisco
 Centre
 (c)(n)
 San
 Francisco,
 CA        D   Q3-06  50.0%  50.0%    0.0  396.6  198.3  964,000(l) 8%
                                   -----------------------------  ----
                                   $442.0 $838.6 $577.7 3,337,000  52%
                                   -----------------------------  ----
Office:
University of
 Pennsylvania
 (m)
 Philadelphia,
 PA        A   Q4-04 100.0% 100.0%   56.6   56.6   56.6   123,000 100%
Twelve
 MetroTech
 Center
 Brooklyn,
 NY        D   Q2-05  80.0%  80.0%   46.3   46.3   37.0  177,000(g) 0%
New York
 Times(c)
 Manhattan,
 NY        D   Q2-07  28.0%  28.0%    0.0  415.0  116.2   734,000   0%
                                   ------------------------------ ----
                                   $102.9 $517.9 $209.8 1,034,000  12%
                                   ---------------------========= ----
Residential:
23 Sidney
 Street
 Cambridge,
 MA        D   Q1-05 100.0% 100.0% $ 18.2 $ 18.2 $ 18.2     51
Subway
 Terminal
 Los
 Angeles,
 CA        D   Q1-05 100.0% 100.0%   56.4   56.4   56.4    277
Metropolitan
 Lofts(c)
 Los
 Angeles,
 CA        D   Q1-05  50.0%  50.0%    0.0   62.3   31.2    264
Ashton Mill
 Providence,
 RI        D   Q2-05 100.0% 100.0%   26.8   26.8   26.8    193
Sterling
 Glen of
 Lynbrook
 (i)(p)
 Lynbrook,
 NY        D   Q2-05  80.0%  80.0%   27.2   27.2   21.8    100
100
 Landsdowne
 Cambridge,
 MA        D   Q3-05 100.0% 100.0%   63.8   63.8   63.8    203
Sterling
 Glen of
 Roslyn(i)(q)
 Roslyn,
 NY        D   Q1-06  80.0%  80.0%   71.2   71.2   57.0    158
Central
 Station
 Apartments
 Chicago,
 IL        D   Q1-06 100.0% 100.0%  114.7  114.7  114.7    502
Ohana
 Military
 Communities
 (c)
 Honolulu,
 HI        D   Q1-08   7.0%   7.0%    0.0  383.8   26.9  1,952
                                   ---------------------------
                                   $378.3 $824.4 $416.8  3,700
                                   ---------------------======
Total 2004 Under Construction
 (b)(j)                           $923.2 $2,180.9 $1,204.3
                                  ========================

----------------------------------------------------------------------
Residential phased-in units under construction(c)(e):    Under
                                                         Const./
                                                         Total
                                                         -------
Settler's
 Landing
 at Greentree
 Streetsboro,
 OH           2001-04 50.0%  50.0% $  0.0 $ 25.9 $ 13.0  72/408
Arbor Glen
 Twinsburg,
 OH           2001-07 50.0%  50.0%    0.0   17.9    8.9 144/288
Newport Landing
 Coventry, OH 2002-05 50.0%  50.0%    0.0   16.0    8.0 108/336
Woodgate/
 Evergreen
 Farms
 Olmsted
 Twshp, OH    2004-07 33.0%  33.0%    0.0   22.5    7.5 312/348
Pine Ridge
 Expansion
 Willoughby,
 OH           2004-06 50.0%  50.0%    0.0   13.8    6.9 162/162
                                   ----------------------------
Total(b)(f)                        $  0.0 $ 96.1 $ 44.3 798/1,542
                                   ==============================

----------------------------------------------------------------------
See attached July 31, 2004 footnotes.


Development Pipeline                     Forest City Enterprises, Inc.

July 31, 2004 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at Pro-Rata Share represents Forest City's share of cost, based on its pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP presentation for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $330.6 million of cost to the Company's pro-rata share (a non-GAAP measure) of $290.7 million of cost consists of a reduction to full consolidation for minority interest of $39.9 million of cost and the addition of its share of cost for unconsolidated investments of $0.0 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $44.3 million of cost consists of its share of cost for unconsolidated investments of $44.3 million.
(g) Represents the Company's portion of this 1.1 million square-foot office condominium.
(h) Project also includes 141,000 total square feet (57,000 sq ft owned/managed by Forest City) of retail and 34,000 square feet of office space.
(i) Supported-living property.
(j) The difference between the full consolidation amount (GAAP) of $923.2 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,204.3 million of cost consists of a reduction to full consolidation for minority interest of $91.5 million of cost and the addition of its share of cost for unconsolidated investments of $372.6 million.
(k) Includes 45,000 square feet of office space.
(l) Includes 235,000 square feet of office space.
(m) The Company will have an option to acquire this property.
(n) This project will also include the acquisition of an adjacent retail center totaling 508,000 square feet.
(o) Formerly Stone Gate at Bellefair.
(p) Formerly Tanglewood Crest.
(q) Formerly Bryant Landing.
(r) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to Forest City's pro-rata share (a non-GAAP measure) of $27.5 million of cost consists of its share of cost for unconsolidated investments of $27.5 million.
(s) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For these projects, the Company provides funding for certain of its partners' equity contributions. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata % column. These advances entitle the Company to a preferred return on investment, which is payable from cash flows of each respective property. At the point the Company is no longer entitled to a preferred return on a particular joint venture because the partner's advance has been repaid in full, the Company's net assets will be adjusted to its intended ownership percentage (reflected in the Legal Ownership % column) by recording a minority interest to reflect the amount of the partner's claim on those net assets.


                            Net Operating Income (in Thousands)
                     -------------------------------------------------
                             Three Months Ended July 31, 2004
                     -------------------------------------------------
                                          Plus
                                         Unconsol-   Plus
                                         idated     Discont-
                       Full      Less     Invest-   inued    Pro-Rata
                      Consol-  Minority ments at     Opera-   Consol-
                      idation  Interest  Pro-Rata    tions    idation
                     --------- -------- ---------- --------- ---------
Commercial Group
     Retail

       Comparable     $29,833   $4,185     $3,235        $-   $28,883

       ---------------------------------------------------------------
       Total           38,649    2,332      2,562       600    39,479
     Office
      Buildings

       Comparable      35,518    5,940      1,015         -    30,593

       ---------------------------------------------------------------
       Total           57,837   12,415      1,108         -    46,530
     Hotels

       Comparable       6,579      907        623         -     6,295

       ---------------------------------------------------------------
       Total            6,758     (160)       623         -     7,541

     Other              1,703      502        802         -     2,003
Total Commercial
 Group

       Comparable      71,930   11,032      4,873         -    65,771

       ---------------------------------------------------------------
       Total          104,947   15,089      5,095       600    95,553

Residential Group

       Comparable      22,147    1,131      4,336         -    25,352

       ---------------------------------------------------------------
       Total           25,938    1,063      6,901        19    31,795

Total Real Estate
 Groups

       Comparable      94,077   12,163      9,209         -    91,123

       ---------------------------------------------------------------
       Total          130,885   16,152     11,996       619   127,348

Land Development
 Group                 18,280      773        222         -    17,729

Lumber Trading Group    4,628        -          -      (328)    4,300

Corporate Group        (7,434)       -          -         -    (7,434)

 ---------------------------------------------------------------------
Grand Total          $146,359  $16,925    $12,218      $291  $141,943



                      Net Operating Income (in Thousands)

         -------------------------------------------- ----------------
               Three Months Ended July 31, 2003          % Change
         -------------------------------------------- ----------------
                             Plus
                            Unconsol-  Plus
                             idated   Discont-
            Full Less Invest- inued Pro-Rata Full Pro-Rata Consol- Minority ments at Opera- Consol- Consol- Consol-idation Interest Pro-Rata tions idation idation idation
         --------------------------------------------- ---------------

Commercial
 Group
     Retail

       Comparable $28,154 $4,812 $4,782     $-  $28,124   6.0%    2.7%
       ------------------------------------------------
       Total       33,119  5,728  5,288    582   33,261
  Office
   Buildings

       Comparable  35,029  6,560  1,072      -   29,541   1.4%    3.6%


       ------------------------------------------------
       Total       40,523  8,060  1,072      -   33,535
     Hotels

       Comparable   3,892    260    638      -    4,270  69.0%   47.4%


       ------------------------------------------------
       Total       10,217  3,259    638      -    7,596

     Other            770   (712) 1,110      -    2,592
Total
 Commercial
 Group

       Comparable  67,075 11,632  6,492      -   61,935   7.2%    6.2%


       ------------------------------------------------
       Total       84,629 16,335  8,108    582   76,984

Residential
 Group

       Comparable  22,786    464  4,286      -   26,608 (2.8%)  (4.7%)


       ------------------------------------------------
       Total       25,147    389  6,105  1,546   32,409

Total Real
 Estate
 Groups

       Comparable  89,861 12,096 10,778      -   88,543   4.7%    2.9%


       ------------------------------------------------
       Total      109,776 16,724 14,213  2,128  109,393



Land
 Development
 Group              8,829    548    150      -    8,431

Lumber
 Trading
 Group              1,801      -      -     30    1,831

Corporate
 Group             (7,291)     -      -      -   (7,291)

-------------------------------------------------------
Grand
 Total          $113,115 $17,272 $14,363 $2,158 $112,364


                           Net Operating Income (in Thousands)
                    --------------------------------------------------
                             Six Months Ended July 31, 2004
                    -------------------------------------------------
                                         Plus
                                        Unconsol-   Plus
                                        idated     Discont-
                      Full      Less     Invest-   inued    Pro-Rata
                     Consol-  Minority ments at    Operat-   Consol-
                     idation  Interest  Pro-Rata    ions     idation
                    --------------------------------------------------

Commercial Group
     Retail

       Comparable    $58,019   $8,165     $7,022        $-   $56,876

       ---------------------------------------------------------------
       Total          77,973    9,386      6,714     1,271    76,572
     Office
      Buildings

       Comparable     69,484   10,604      2,163         -    61,043

       ---------------------------------------------------------------
       Total          99,382   18,289      2,225         -    83,318
     Hotels

       Comparable      8,407    1,309      1,246         -     8,344

       ---------------------------------------------------------------
       Total          11,785    2,708      1,246         -    10,323

     Other             2,182    1,656        310         -       836
Total Commercial
 Group

       Comparable    135,910   20,078     10,431         -   126,263

       ---------------------------------------------------------------
       Total         191,322   32,039     10,495     1,271   171,049

Residential Group

       Comparable     44,071    2,342      9,425         -    51,154

       ---------------------------------------------------------------
       Total          54,053    2,375     13,891       314    65,883

Total Real Estate
 Groups

       Comparable    179,981   22,420     19,856         -   177,417

       ---------------------------------------------------------------
       Total         245,375   34,414     24,386     1,585   236,932

Land Development
 Group                33,270    1,712        393         -    31,951

Lumber Trading
 Group                10,226        -          -      (506)    9,720

Corporate Group      (14,506)       -          -         -   (14,506)

 ---------------------------------------------------------------------
Grand Total         $274,365  $36,126    $24,779    $1,079  $264,097



                     Net Operating Income (in Thousands)
         -------------------------------------------------------------
                Six Months Ended July 31, 2003            % Change
         --------------------------------------------- ---------------
                            Plus
                           Unconsol-  Plus
                           idated    Discont-
           Full Less Invest- inued Pro-Rata Full Pro-Rata Consol- Minority ments at Operat- Consol- Consol- Consol-idation Interest Pro-Rata ions idation idation idation
         --------------------------------------------- ---------------
Commercial
 Group
     Retail

       Comparable $54,164 $9,484 $10,716    $-  $55,396   7.1%    2.7%


       ------------------------------------------------
       Total       63,498 11,639  11,778 1,150   64,787
  Office
   Buildings

       Comparable  68,412 10,885   2,203     -   59,730   1.6%    2.2%

       ------------------------------------------------
       Total       76,084 13,686   2,181     -   64,579
     Hotels

       Comparable   4,873    428   1,275     -    5,720  72.5%   45.9%

       ------------------------------------------------
       Total       12,687  4,033   1,275     -    9,929

     Other          7,472    284     998     -    8,186
Total
 Commercial
 Group

       Comparable 127,449 20,797  14,194     -  120,846   6.6%    4.5%

       ------------------------------------------------
       Total      159,741 29,642  16,232 1,150  147,481

Residential
 Group

       Comparable  47,281  2,290   8,518     -   53,509  (6.8%) (4.4%)

       ------------------------------------------------
       Total       52,826    876  11,726 2,907   66,583

Total Real
 Estate
 Groups

       Comparable 174,730 23,087  22,712     -  174,355   3.0%    1.8%

       ------------------------------------------------
       Total      212,567 30,518  27,958 4,057  214,064

Land
 Development
 Group             14,402  1,118     501     -   13,785

Lumber
 Trading
 Group              2,078      -       -   (80)   1,998

Corporate
 Group            (12,378)     -       -     -  (12,378)

-------------------------------------------------------
Grand
 Total          $216,669 $31,636 $28,459 $3,977 $217,469


Reconciliation of Net Operating Income (Non-GAAP) to Net Earnings
(GAAP):

                             Three Months Ended July 31, 2004
                  ---------------------------------------------------
                                        Plus
                                       Unconsol-
                                        idated      Plus
                    Full      Less     Invest-    Discont-   Pro-Rata
                    Consol-  Minority  ments at     inued     Consol-
                    idation  Interest  Pro-Rata   Operations  idation
                  ----------------------------------------------------

 Revenues         $305,943   $43,028    $70,093      $4,320 $337,328
 Exclude straight-
  line rent
  adjustment(a)     (3,396)        -          -         (24)  (3,420)
                  ---------------------------------------------------
 Adjusted revenues 302,547    43,028     70,093       4,296  333,908

 Operating
  expenses         176,244    26,103     41,297       3,998  195,436
 Add back
  depreciation and
  amortization for
  Non-Real Estate
  Groups(b)            943         -         71          14    1,028
 Exclude straight-
  line rent
  adjustment(c)     (2,027)        -          -          (7)  (2,034)
                  ---------------------------------------------------
 Adjusted
  operating
  expenses         175,160    26,103     41,368       4,005  194,430

 Add equity in
  earnings of
  unconsolidated
  entities
  (Note 1)          43,650         -    (41,185)          -    2,465
 Remove gain on
  disposition of
  equity method
  operating
  properties
  (Note 1)         (31,996)        -     31,996           -        -
 Add back equity
  method
  depreciation and
  amortization
  (see below)        7,318         -     (7,318)          -        -
                  ---------------------------------------------------

 Net Operating
  Income           146,359    16,925     12,218         291  141,943

 Interest expense  (61,716)   (4,493)   (12,218)       (514) (69,955)

 Loss on early
  extinguishment
  of debt                -         -          -           -        -

 Provision for
  decline in real
  estate                 -         -          -           -        -

 Gain on
  disposition of
  equity method
  operating
  properties
  (Note 1)          31,996         -          -           -   31,996

 Gain (loss) on
  disposition of
  operating
  properties,
  division and
  other
  investments            -         -          -          48       48

 Depreciation and
  amortization -
  Real Estate
  Groups(d)        (43,739)   (3,378)    (7,318)        (71) (47,750)

 Straight-line
  rent adjustment
  (a)+(c)            1,369         -          -          17    1,386

 Equity method
  depreciation and
  amortization
  (see above)       (7,318)        -      7,318           -        -
                  ---------------------------------------------------
 Earnings before
  income taxes      66,951     9,054          -        (229)  57,668

 Income tax
  (expense)
  benefit          (22,936)        -          -          91  (22,845)
                  ---------------------------------------------------
 Earnings before
  minority
  interest and
  discontinued
  operations        44,015     9,054          -        (138)  34,823

 Minority Interest  (9,054)   (9,054)         -           -        -
                  ---------------------------------------------------
 Earnings from
  continuing
  operations
  (Note 1)          34,961         -          -        (138)  34,823

 Discontinued
  operations, net
  of tax and
  minority
  interest:
    Loss from
     operations       (168)        -          -         168        -
    Gain on
     disposition
     of operating
     properties
     and division       30         -          -         (30)       -
                  ---------------------------------------------------
                      (138)        -          -         138        -
                  ---------------------------------------------------
 Net earnings      $34,823        $-         $-          $-  $34,823
                  ===================================================


 (d) Depreciation
  and amortization
  - Real Estate
  Groups           $43,739    $3,378     $7,318         $71  $47,750
 (b) Depreciation
  and amortization
  - Non-Real
  Estate Groups        943         -         71          14    1,028
                  ---------------------------------------------------
  Total
   depreciation
   and
   amortization    $44,682    $3,378     $7,389         $85  $48,778
                  ===================================================

Note:
1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


Reconciliation of Net Operating Income (Non-GAAP) to Net Earnings
(GAAP):

                             Three Months Ended July 31, 2003
                   ---------------------------------------------------
                                         Plus
                                        Unconsol-
                                         idated      Plus
                     Full Less Invest- Discont- Pro-Rata Consol- Minority ments at inued Consol-
                     idation  Interest  Pro-Rata   Operations  idation
                   ---------------------------------------------------

 Revenues          $230,106   $38,093    $66,088      $9,868 $267,969
 Exclude straight-
  line rent
  adjustment(a)      (2,065)        -          -         (47)  (2,112)
                   ---------------------------------------------------
 Adjusted revenues  228,041    38,093     66,088       9,821  265,857

 Operating expenses 134,689    20,824     36,850       7,645  158,360
 Add back
  depreciation and
  amortization for
  Non-Real Estate
  Groups(b)             968         -         29          25    1,022
 Exclude straight-
  line rent
  adjustment(c)      (1,278)        -          -          (7)  (1,285)
                   ---------------------------------------------------
 Adjusted operating
  expenses          134,379    20,824     36,879       7,663  158,097

 Add equity in
  earnings of
  unconsolidated
  entities(Note 1)   11,827         3     (7,341)          -    4,483
 Remove gain on
  disposition of
  equity method
  operating
  properties
  (Note 1)                -         -          -           -        -
 Add back equity
  method
  depreciation and
  amortization
  (see below)         7,626         -     (7,505)          -      121
                   ---------------------------------------------------

 Net Operating
  Income            113,115    17,272     14,363       2,158  112,364

 Interest expense   (46,176)   (7,758)   (14,363)     (1,411) (54,192)

 Loss on early
  extinguishment of
  debt              (10,718)       98          -           -  (10,816)

 Provision for
  decline in real
  estate             (1,624)        -          -        (773)  (2,397)

 Gain on
  disposition of
  equity method
  operating
  properties
  (Note 1)                -         -          -           -        -

 Gain (loss) on
  disposition of
  operating
  properties,
  division and
  other investments    (453)        -          -           -     (453)

 Depreciation and
  amortization -
  Real Estate
  Groups(d)         (29,278)   (4,704)    (7,505)       (625) (32,704)

 Straight-line rent
  adjustment
  (a)+(c)               787         -          -          40      827

 Equity method
  depreciation and
  amortization
  (see above)        (7,626)        -      7,505           -     (121)
                   ---------------------------------------------------
 Earnings before
  income taxes       18,027     4,908          -        (611)  12,508

 Income tax
  (expense) benefit  (6,149)        -          -         244   (5,905)
                   ---------------------------------------------------
 Earnings before
  minority interest
  and discontinued
  operations         11,878     4,908          -        (367)   6,603

 Minority Interest   (4,908)   (4,908)         -           -        -
                   ---------------------------------------------------
 Earnings from
  continuing
  operations
  (Note 1)            6,970         -          -        (367)   6,603

 Discontinued
  operations, net
  of tax and
  minority
  interest:
    Loss from
     operations        (367)        -          -         367        -
    Gain on
     disposition of
     operating
     properties and
     division             -         -          -           -        -
                   ---------------------------------------------------
                       (367)        -          -         367        -
                   ---------------------------------------------------
 Net earnings        $6,603        $-         $-          $-   $6,603
                   ===================================================


 (d) Depreciation
  and amortization
  - Real Estate
  Groups            $29,278    $4,704     $7,505        $625  $32,704
 (b) Depreciation
  and amortization
  - Non-Real Estate
  Groups                968         -         29          25    1,022
                   ---------------------------------------------------
  Total
   depreciation and
   amortization     $30,246    $4,704     $7,534        $650  $33,726
                   ===================================================

Note:
1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


Reconciliation of Net Operating Income (Non-GAAP) to Net Earnings
(GAAP):

                        Six Months Ended July 31, 2004
                  ---------------------------------------------------
                                        Plus
                                       Unconsol-
                                        idated      Plus
                    Full      Less     Invest-    Discont-   Pro-Rata
                    Consol-  Minority  ments at     inued     Consol-
                    idation  Interest  Pro-Rata   Operations  idation
                  ----------------------------------------------------

 Revenues         $588,773   $81,592   $133,066     $10,229 $650,476
 Exclude straight-
  line rent
  adjustment(a)     (5,736)        -          -         (48)  (5,784)
                  ---------------------------------------------------
 Adjusted revenues 583,037    81,592    133,066      10,181  644,692

 Operating
  expenses         345,542    45,462     78,695       9,079  387,854
 Add back
  depreciation and
  amortization for
  Non-Real Estate
  Groups(b)          1,924         -        158          37    2,119
 Exclude straight-
  line rent
  adjustment(c)     (6,308)        -          -         (14)  (6,322)
                  ---------------------------------------------------
 Adjusted
  operating
  expenses         341,158    45,462     78,853       9,102  383,651

 Add equity in
  earnings of
  unconsolidated
  entities
  (Note 1)          49,894        (4)   (47,079)          -    2,819
 Remove gain on
  disposition of
  equity method
  operating
  properties
  (Note 1)         (31,996)        -     31,996           -        -
 Add back equity
  method
  depreciation and
  amortization
  (see below)       14,588         -    (14,351)          -      237
                  ---------------------------------------------------

 Net Operating
  Income           274,365    36,126     24,779       1,079  264,097

 Interest expense (120,963)  (14,241)   (24,779)     (1,423)(132,924)

 Loss on early
  extinguishment
  of debt                -         -          -           -        -

 Provision for
  decline in real
  estate                 -         -          -           -        -

 Gain on
  disposition of
  equity method
  operating
  results (Note 1)  31,996         -          -           -   31,996

 Gain (loss) on
  disposition of
  operating
  properties,
  division and
  other
  investments            -         -          -      19,547   19,547

 Depreciation and
  amortization -
  Real Estate
  Groups(d)        (83,501)   (5,506)   (14,351)       (321) (92,667)

 Straight-line
  rent adjustment
  (a)+(c)             (572)        -          -          34     (538)

 Equity method
  depreciation and
  amortization
  (see above)      (14,588)        -     14,351           -     (237)
                  ---------------------------------------------------
 Earnings before
  income taxes      86,737    16,379          -      18,916   89,274

 Income tax
  (expense)
  benefit          (28,507)        -          -      (7,480) (35,987)
                  ---------------------------------------------------
 Earnings before
  minority
  interest,
  discontinued
  operations and
  cumulative
  effect of change
  in accounting
  principle         58,230    16,379          -      11,436   53,287

 Minority Interest (16,379)  (16,379)         -           -        -
                  ---------------------------------------------------
 Earnings from
  continuing
  operations
  (Note 1)          41,851         -          -      11,436   53,287

 Discontinued
  operations, net
  of tax and
  minority
  interest:
    Loss from
     operations       (381)        -          -         381        -
    Gain on
     disposition
     of operating
     properties
     and division   11,817         -          -     (11,817)       -
                  ---------------------------------------------------
                    11,436         -          -     (11,436)       -
                  ---------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net
  of tax           (11,261)        -          -           -  (11,261)
                  ---------------------------------------------------
 Net earnings      $42,026        $-         $-          $-  $42,026
                  ===================================================


 (d) Depreciation
  and amortization
  - Real Estate
  Groups           $83,501    $5,506    $14,351        $321  $92,667
 (b) Depreciation
  and amortization
  - Non-Real
  Estate Groups      1,924         -        158          37    2,119
                  ---------------------------------------------------
    Total
     depreciation
     and
     amortization  $85,425    $5,506    $14,509        $358  $94,786
                  ===================================================
Note:
1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


Reconciliation of Net Operating Income (Non-GAAP) to Net Earnings
(GAAP):

                         Six Months Ended July 31, 2003
                   ---------------------------------------------------
                                         Plus
                                        Unconsol-
                                         idated      Plus
                     Full Less Invest- Discont- Pro-Rata Consol- Minority ments at inued Consol-
                     idation  Interest  Pro-Rata   Operations  idation
                   ---------------------------------------------------

 Revenues          $455,022   $76,452   $125,369     $19,421 $523,360
 Exclude straight-
  line rent
  adjustment(a)      (4,688)        -          -         (94)  (4,782)
                   ---------------------------------------------------
 Adjusted revenues  450,334    76,452    125,369      19,327  518,578

 Operating expenses 270,189    44,816     69,910      15,309  310,592
 Add back
  depreciation and
  amortization for
  Non-Real Estate
  Groups(b)           1,866         -         80          55    2,001
 Exclude straight-
  line rent
  adjustment(c)      (2,237)        -          -         (14)  (2,251)
                   ---------------------------------------------------
 Adjusted operating
  expenses          269,818    44,816     69,990      15,350  310,342

 Add equity in
  earnings of
  unconsolidated
  entities (Note 1)  21,670         -    (12,684)          -    8,986
 Remove gain on
  disposition of
  equity method
  operating
  properties
  (Note 1)                -         -          -           -        -
 Add back equity
  method
  depreciation and
  amortization (see
  below)             14,483         -    (14,236)          -      247
                   ---------------------------------------------------

 Net Operating
  Income            216,669    31,636     28,459       3,977  217,469

 Interest expense   (89,310)  (15,208)   (28,459)     (2,780)(105,341)

 Loss on early
  extinguishment of
  debt              (10,718)       98          -           -  (10,816)

 Provision for
  decline in real
  estate             (1,624)        -          -        (773)  (2,397)

 Gain on
  disposition of
  equity method
  operating results
  (Note 1)                -         -          -           -        -

 Gain (loss) on
  disposition of
  operating
  properties,
  division and
  other investments    (431)        -          -          88     (343)

 Depreciation and
  amortization -
  Real Estate
  Groups (d)        (57,480)   (9,041)   (14,236)     (1,317) (63,992)

 Straight-line rent
  adjustment
  (a)+(c)             2,451         -          -          80    2,531

 Equity method
  depreciation and
  amortization (see
  above)            (14,483)        -     14,236           -     (247)
                   ---------------------------------------------------
 Earnings before
  income taxes       45,074     7,485          -        (725)  36,864

 Income tax
  (expense) benefit (15,757)        -          -         288  (15,469)
                   ---------------------------------------------------
 Earnings before
  minority
  interest,
  discontinued
  operations
  and cumulative
  effect of
  change in
  accounting
  principle          29,317     7,485          -        (437)  21,395

 Minority Interest   (7,485)   (7,485)         -           -        -
                   ---------------------------------------------------
 Earnings from
  continuing
  operations
  (Note 1)           21,832         -          -        (437)  21,395

 Discontinued
  operations, net
  of tax and
  minority
  interest:
    Loss from
     operations        (490)        -          -         490        -
    Gain on
     disposition of
     operating
     properties and
     division            53         -          -         (53)       -
                   ---------------------------------------------------
                       (437)        -          -         437        -
                   ---------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net of
  tax                     -         -          -           -        -
                   ---------------------------------------------------
 Net earnings       $21,395        $-         $-          $-  $21,395
                   ===================================================


 (d) Depreciation
  and amortization
  - Real Estate
  Groups            $57,480    $9,041    $14,236      $1,317  $63,992
 (b) Depreciation
  and amortization
  - Non-Real Estate
  Groups              1,866         -         80          55    2,001
                   ---------------------------------------------------
    Total
     depreciation
     and
     amortization   $59,346    $9,041    $14,316      $1,372  $65,993
                   ===================================================
Note:
1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. Forthe six months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith or Thomas T. Kmiecik, 216-621-6060
             On the Web: www.forestcity.net